EXHIBIT 10.11

Renminbi Loan Contract (Short-Term)

No.: [_______________]

Borrower: Shandong Caopu Arts & Crafts Co., Ltd.

Business License: 371700400000825

Legal Representative/Principal: Li Jinliang

Address: 2888 Qinghe Rd., Qinghe Office, Cao County, Shandong Province

Zip Code: 274417

A/C No.: 408055022418091001 with Bank of China Limited Cao County Sub-branch

Tel: 0530-3431658  Fax: 0530-3431221

Lender: Bank of China Limited Cao County Sub-branch

Legal Representative/Principal: Cui Youping

Address: 1668 E. Section, Gongye Rd., Cao County

Zip Code: 274400

Tel: 0530-3211721  Fax: 0530-3212488

This Renminbi Loan Contract witnesses that the Borrower and the Lender, through friendly negotiation, hereby enter into agreement that the Lender grants short-term Renminbi loan to the Borrower.

Article I Amount of Loan

Amount of Loan: Say Total RMB [_________];

RMB [_______].

Article II Term of Loan

Term of Loan: [   ] months, from actual date of drawdown; or the actual date of the first drawdown in case of installments;

The Borrower shall comply strictly with the time of drawdown. In the event that the actual date of drawdown is later than the agreed date of drawdown, the Borrower shall still make a repayment at the time as agreed in this Contract.

Article III Purpose of Loan

Purpose of Loan: [_________]

Without written consent of the Lender, the Borrower shall not divert the funds under this Contract to any other purpose or the aforesaid purpose, including but not limited to investment in stock and other securities, items prohibited by any laws, regulations, rules or national policies, or items unapproved by laws, and items or purposes banning from bank loans.

Article IV Loan Rate, Computation and Accrual of Interest

1.	Loan Rate

The fixed annual interest rate of the said loan is [_  ]%. The interest rate agreed herein shall remain unchanged during the duration of this Contract.

2.	Interest Computation

The interest shall accrue from the actual date of drawdown and be based on the actual amount of drawdown and actual days of use.

Computation Formula: interest=principal×actual days×daily rate.

One year shall be calculated as 360 days.

Computation Formula: daily rate=annual percentage rate/360.

3.	Mode of Settlement

The Borrower shall adopt [_  ] mode for settlement:

1)	Quarterly settlement: the 20th day of the last month of each quarter shall be the date for settlement of accrued interest, and the 21st day as the date for repayment of accrued interest.

2)	Monthly settlement: the 20th day of each month shall be the date for settlement of accrued interest, and 21st day as the date for repayment of accrued interest.

In the event that repayment of the principal for the last installment is not on the repayment date, the date for liquidating the last installment of principal shall be the date for repayment, on which the Borrower shall pay up accrued interest.

4.	Default Interest

1)
In the event that the Borrower fails to make the repayment as scheduled, the past-due amount shall accrue interest at the default interest rate for past-due loan from the due date until settlement of the principal and interest.

The default interest rate for past-due loan shall add [_  ]% additionally to the loan rate set forth in Paragraph 1 of this Article of this Contract.

2)
In the event that the Borrower fails to use the said loan for the purpose as agreed in this Contract, the amount embezzled shall accrue interest at the default interest rate for embezzlement of loan proceeds starting from the date of embezzlement until settlement of the principal and interest.

The default interest rate for embezzlement of loan proceeds shall add [_  ]% additionally to the loan rate set forth in Paragraph 1 of this Article of this Contract.

3)	The loan overdue and embezzled shall accrue interest at the default interest rate for embezzlement of loan proceeds.

4)
In the event that the Borrower is unable to repay accrued interest on schedule, the compound interest shall accrue, in the mode of settlement set forth in Paragraph 3 of this Article of this Contract, at the loan rate set forth in Paragraph 1 of this Article of this Contract during the term of loan, or at the default interest rate set forth in this Paragraph of this Article of this Contract following the loan is overdue.

5)	In the event of adjustment to the loan rate aforementioned herein, default interest and compound interest shall accrue and be computed in stages from the date of adjustment.

Article V Conditions for Drawdown

The Borrower shall satisfy the conditions hereunder:

1.	This Contract and its appendix have officially come into force; and

2.	The Borrower has provided guarantee on the request of the Lender, and the Contract of Guarantee has come into force and gone through legal approval, registration or procedures for the record; and

3.
The Lender has kept documents, certificates, seal, personnel roster and specimen signature in relation to concluding and performing this Contract in reserve at the Lender, and has filled in relevant vouchers; and

4.	The Borrower has already opened, on the request of the Lender, an account required for fulfilling this Contract; and

5.	The Borrower has presented the Lender with a written application for drawdown and relevant certification on purpose of loan on the date of drawdown, and has gone through formalities for drawdown; and

6.	The Borrower has presented the Lender with Resolution and Power of Attorney of the board of directors or other authorized department regarding the consent of signing and performing this Contract; and

7.	Other requirements for drawdown stipulated in relevant laws and agreed by both parties.

In the event that the aforementioned conditions could not be satisfied, the Lender is entitled to reject the Borrower’s application for drawdown, except that the Lender assents drawdown.

Article XI Timing and Method of Drawdown

1.	The Borrower shall drawdown the entire loan amount within [_ ] days starting from the [_ ]th day of [_ ].

2.	The Borrower shall have the right to reject the Lender’s reapplication for withdrawing the undrawdown amount in the event of exceeding aforesaid timing.

In the event that the Lender assents drawdown, the Lender shall have the right to charge commitment fee for the delayed drawdown amount at an annual rate of [_  ]% on a quarterly basis; the Lender shall have the right to charge commitment fee for the amount rejected by the Lender for drawdown at an annual rate of [_  ]% on a quarterly basis.

Article VII Repayment

1.	Unless otherwise specified, the Borrower shall pay off the said loan in full on the due date.

The Borrower shall submit a written application to the Lender [_  ] working days prior to the maturity of the corresponding loan for any change to the aforementioned repayment plan. Such change shall be subject to mutual confirmation in writing.

2.
Unless otherwise specified, in the event that the Borrower defaults in payment of both principal and interest at the same time, the Lender shall have the right to decide on the sequence of repayment of either principal or interest; under the circumstance of repayment in installments, in the event of several loans due or past-due under this Contract, the Lender shall have the right to decide on the sequence of repayment of which kind of loan; in the event of loans due under several loan contracts between the Borrower and the Lender, the Lender shall have the right to decide on the sequence of repayment of which loan.

3.
Unless otherwise specified, the Borrower might make prepayment ahead of the maturity on the condition that the Borrower notifies the Lender in writing [_  ] working days in advance. The prepayment shall be used for paying off the final matured loan and other past-due loans in reverse order.

The Lender shall have the right to accrue and charge compensation for prepaid amount at a rate of [_  ].

4.	The Borrower shall make repayment by the [_ ] method hereunder.

i)
The Borrower shall deposit fund in full into the account hereinbelow not later than [_  ] working day before the maturity of principal and interest of each installment. The Lender shall have the right to take the initiative in deducting such amount from the undermentioned account on the due date for repayment of principal and interest of each installment.

  Account Name: [_ _____________ ]

  Account No.: [_ _______________ ].

ii)	Other repayment methods agreed by both sides herein: [_ ].

Article VIII Security

1.	The indebtedness under this Contract shall be secured as prescribed hereinunder:

This Contract is the master contract of Contract of Guarantee, numbered [_ ___________ ] reached between the Guarantor, [_ __________ ], and the Lender. The guarantor shall bear joint and several liabilities.

2.
The Lender shall be entitled to request the Borrower to and the Borrower shall be liable to provide new security, replace the Guarantor or other measures in order to guarantee liabilities under this Contract in the event that the Borrower or the Guarantor herein encounters any one of occurrences mentioned hereinafter: the Lender assuming any possibility that might impair the Borrower’s solvency, or Contract of Guarantee becoming invalid, rescinded or terminated, or the Borrower or the Guarantor suffering financial deterioration or involving in major lawsuit or arbitration or other reasons that might impair the Borrower’s solvency, or the Guarantor’s default in Contract of Guarantee or other contracts with the Lender, or depreciation/damage/loss/seizure to the collateral resulting in depreciation or loss of collateral value.

Article IX Representations and Warranties

1.	The Borrower represents that:

i)
The Borrower is a company duly organized and validly existing under the law of the People’s Republic of China, and has full capacity for civil rights and civil conduct to conclude and execute this Contract; and

ii)
This Contract is concluded and executed on the basis of the genuine intention of the Borrower, and has acquired lawful and effective authorization in accordance with requirements by its Articles of Association or other internal administrative documents, and would not breach any agreement, contract and other legal instrument that is binding on the Borrower; the Borrower has gone through or would go through approval, permission, filing or registration procedures required for conclusion and execution of this Contract; and

iii)	All documents, financial statements, vouchers and other materials provided by the Borrower to the Lender are true, integrated, accurate, lawful and effective; and

iv)
The Borrower’s application for the said loan to the Lender shall base on true and legitimate background of transaction and is not for the use of illegitimate purposes, such as money laundering, etc.; and

v)	The Borrower does not conceal from the Lender any event that might impair the financial condition or solvency of the Borrower or the Guarantor; and

vi)	Other matters the Borrower represents: [_ ].

2.	The Borrower warrants that:

i)
On the request of the Lender, the Borrower would submit, on schedule or on time, financial statements (including but not limited to annual report, quarterly report and monthly report) and other relevant materials; and

ii)
The Borrower has entered into or would enter into, with the Guarantor, Counter-Guarantee Agreement or similar agreement in regard to the secured obligations, which would not impair any right of the Lender under this Contract; and

iii)	The Borrower would accept credit check-up and monitoring conducted by the Lender and grant sufficient assistance and cooperation; and

iv)
In the event of any one of undermentioned occurrences that might impair the financial conditions or solvency of the Borrower or the Guarantor, including but not limited to any form of changes to the mode of operation, such as separation, merger, joint operation, joint venture/cooperation/contractual operation with foreign investment, reorganization, restructuring, planning for public trading, etc., or decrease in registered capital, transfer of substantial assets and equity, great debt burden, collateral for a new great debt, seizure of the collateral, dissolution/rescission/application for or being applied for bankruptcy, etc., involving in major lawsuit or arbitration, suffering business difficulties, financial deterioration, or the Borrower’s default in other contracts, etc., the Borrower shall notify the Lender on time; in the event that any one of aforementioned actions might exert adverse effect on the Borrower’s solvency, the Borrower shall request the consent of the Lender in advance; and

v)	The Borrower’s liquidation of debt to the Lender shall be prior to repayment of borrowings to the Borrower’s shareholders, and not second to indebtedness of the same kind to other creditors; and

vi)
In the event that after-tax profit of one related fiscal year is zero or negative, or after-tax profit is unable to make up for accumulated loss carried forward from previous fiscal years, or the pre-tax profit is not used for repayment of principal, interest and expenses that shall be payable within the current fiscal year or the pre-tax profit is not enough for repayment of principal, interest and expenses of the next installment, the Borrower shall not allocate dividend or bonus, in any form, to shareholders; and

vii)
The Borrower shall not dispose of its assets by impairing solvency, and shall commit itself the amount of guarantee not higher than [_  ]of its net assets, and total amount guaranteed and amount of each guarantee shall not exceed the limit prescribed under its Articles of Association.

viii)	Other matters the Borrower warrants: [_ ].

Article X Events of Default and Disposition

Any one of the occurrences hereunder happened to the Borrower shall constitute or be deemed as event of default under this Contract:

1.	The Borrower fails to honor its obligations of repayment and liquidation to the Lender as agreed under this Contract; or

2.	The Borrower fails to use the loan for the purpose as agreed in this Contract; or

3.	The Borrower has made untrue representations in this Contract or breaches its commitments aforementioned; or

4.
In the event of the occurrence aforementioned in Subparagraph 4 of Paragraph 2 of Article IX of this Contract, the Lender assumes any possibility that might impair the financial condition and solvency of the Borrower or the Guarantor, while the Borrower fails to provide new security or replace the Guarantor as agreed under this Contract; or

5.	The Borrower breaches any other stipulations in respect of rights and obligations of parties concerned in this Contract; or

6.	Any event of default in other contracts between the Borrower and the Lender or other institutions of Bank of China Limited occurs; or

7.	The Guarantor breaches stipulations prescribed in Counter-Guarantee Agreement, or defaults in other contracts between the Borrower and the Lender or other institutions of Bank of China Limited; or

8.	The Borrower liquidates the business or involves in such event as dissolution, rescission, or bankruptcy.

In the event of any one of foregoing events of default, the Lender shall have the right to take undermentioned measures respectively or simultaneously in the light of actual conditions:

1.	Raise a claim against the Borrower and the Guarantor to rectify the default within a time limit; or

2.	Decrease in whole or in part, reduce/suspend/terminate the line of credit to the Borrower; or

3.
Cancel in whole or in part or terminate the Borrower’s application for drawdown or other services under this Contract or other contracts with the Lender; cancel in whole or in part or terminate drawdown and transaction of undrawndown amount or unsettled trade financing; or

4.
Proclaim principal, interest and other payables of outstanding loan/trade financing under this Contract or other contracts between the Borrower and the Lender become immediately matured in whole or in part; or

5.	Cancel or terminate this Contract, Cancel or terminate, in whole or in part, other contracts between the Borrower and the Lender; or

6.	Claim compensation against the Borrower for losses caused by its default to the Lender; or

7.
Simply notify, beforehand or afterwards, the Borrower of deductions from accounts opened with the Lender or other institutions of Bank of China Limited to pay off debts, in whole or in part, under this Contract. The debt undue shall be treated as early maturity. In the event that the currency(ies) in foregoing accounts is(are) different from the currency invoicing of the Lender’s service, the Lender shall make deduction and conversion at applicable real-time exchange rate; or

8.	Exercise real rights for security; or

9.	Require the Guarantor’s performance of guarantee obligations; or

10.	Take other measures that the Lender considers necessary and possible.

Article XI Reservation of Right

Any failure of one party to exercise rights under this Contract in whole or in part, or any failure to request the other party to perform and bear obligations and liabilities, in whole or in part, shall not be deemed as waiver of such rights, or release from such obligations and liabilities.

Any grace and extension of or moratorium on exercising rights under this Contract by one party against the other party shall not influence on its enjoying any right in accordance with this Contract, laws and regulations, nor be deemed as waiver of such rights.

Article XII Modification, Amendment or Rescission

Modification or amendment to this Contract shall come to unanimous agreement in writing by both parties hereto. Any modification or amendment shall constitute an integral and inseparable part of this Contract.

Unless otherwise specified by laws and regulations or otherwise agreed by both parties concerned, this Contract shall not be terminated until rights and obligations under this Contract have been completely enforced.

Unless otherwise specified by laws and regulations or agreed by both parties concerned, the invalidity of any clause under this Contract shall not affect the legal effect of any other clause.

Article XIII Law Applicability and Dispute Settlement

This Contract is applicable to any law of People's Republic of China.

As long as this Contract comes into force, any controversy or dispute arising out of concluding or enforcing this Contract or regarding this Contract might be settled through negotiations. In case any negotiation fails, either party shall bring an accusation, in accordance with laws, against the other party at the court where the Lender or any other institution of Bank of China Limited that performs rights and obligations pursuant to this Contract or single arrangement resides.

In the event that the dispute that is now being solved does not affect the enforcement of other clauses hereof, other clauses shall continue to be exercised.

Article XIV Expenditure

Unless otherwise established by reference to laws or stipulated by parties concerned, the expenses arising out of conclusion, enforcement of this Contract and dispute settlement (including but not limited to lawyer’s fees) shall be borne by the Borrower.

Article XV Appendix

The undermentioned appendix or other appendices acknowledged by both parties shall constitute an integral part of this Contract and have the same force of law as this Contract.

1.	Drawdown Application.

Article XVI Other Stipulation

1.	Unless with the written consent of the Lender, the Borrower shall not assign any right or obligation hereof to a third party.

2.
In the event that the Borrower, due to business needs, has to entrust any other institution of Bank of China Limited to enforce rights and obligations hereof, or assign the said loan to any other institution of Bank of China Limited for continuation and management, the Borrower shall acknowledge such act. The authorized or assigned institution of Bank of China Limited shall be entitled to execute all rights hereof, bring an action in court, submit to arbitration or apply for compulsory execution, in its name, over dispute in respect of this Contract.

3.	On the condition of not affecting other stipulations hereof, this Contract shall be legally binding to both sides hereto, respective heirs and grantees generated according to the law.

4.
Unless otherwise stipulated, both parties hereto shall take the domiciles mentioned herein for communication and contact and shall notify the other party in written form of the changes to communication and contact addresses.

5.
The deal under this Contract shall proceed on the basis of respective independent interests. In accordance with related laws, rules and supervisions, any other party of this deal shall constitute the related party or related person of the Lender, and any party involved shall not affect fairness of the deal by taking advantage of such affiliated transaction.

6.	The headlines and names of services indicated hereof shall be only for convenient use and not be used as explanation of clauses or obligations of parties concerned.

Article XVII Execution of Contract

This Contract takes effect as of the date on which legal representatives (persons-in-charge) or their authorized signatories of both parties hereto autographed and the official seals affixed.

This Contract has [_  ] original copies that are respectively under the custody of the Borrower, the Lender and the Guarantor and have the same legal effect.

The Borrower: Shandong Caopu Arts & Crafts Co., Ltd. (sealed)

Authorized Signatory: Wang Zhiyu (signed)

Date: [_  ]

The Lender: Bank of China Limited Cao County Sub-branch (sealed)

Authorized Signatory: Wang Jianhan (signed)

Date: [_  ]